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                                                                   EXHIBIT 99(B)

For Further Information:

Investor Contact: Gary Frazier/Deborah Abraham
                  (203) 459-7331/(203) 459-6674
Media Contact:    Maria Gordon-Shydlo
                  (203) 459-7674

FOR IMMEDIATE RELEASE

                        OXFORD HEALTH PLANS, INC. ISSUES
                      PROJECTIONS FOR THE REMAINDER OF 2002
                      AND PRELIMINARY PROJECTIONS FOR 2003

         TRUMBULL, CONNECTICUT, OCTOBER 29, 2002 Oxford Health Plans, Inc. (NYSE: OHP) announced, in conjunction with this morning's earnings release, projections for the remainder of 2002 and preliminary projections for 2003. The Company believes it will end 2002 with approximately 1.44 million commercial members, an increase of approximately 5.3% over 2001. Oxford also believes its full year 2002 medical loss ratio will be between 79% and 79.5% and that its full year administrative loss ratio will be approximately 11.5%, excluding its previously announced $151.3 million litigation charge. Oxford also believes that its full year earnings will be approximately $2.50 to $2.55 per diluted share for 2002, including the effect of the items listed in Exhibit 1 of this morning's earnings release.

         Oxford also believes that its 2003 earnings will be between $3.90 and $4.00 per diluted share, with approximately 3% year over year commercial membership growth. Oxford believes its full year 2003 medical loss ratio will be approximately 80% and its administrative loss ratio will be approximately 10.9%.

         As previously announced, the Company will hold a conference call today, October 29, 2002, at 10 a.m. (Eastern Time) to review these results as well as discuss the outlook for the remainder of 2002 and 2003. The conference call can be accessed by dialing 1-888-677-8170 (using the passcode "Oxford") at least 10 minutes prior to the start of the call. A replay of the call will be available from October 29 through November 5, by dialing 402-998-1719 and using the passcode 1029. Individuals who dial in will be asked to identify themselves and their affiliations. Investors, analysts and the public are also invited to listen to the conference call over the Internet by visiting our website at www.oxfordhealth.com. To listen to this call live on the Internet, visit the investor page of Oxford's Web site at least 20 minutes early (to download and install any necessary audio software).

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals primarily in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.
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            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this press release, including statements concerning the Company's projections for the remainder of 2002 and initial projections for 2003 and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

-     The state of the economy.

- The impact of the September 11, 2001 terrorist attacks, subsequent cases of anthrax infection or exposure, and any future acts of terrorism or war.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to maintain risk transfer, risk sharing, incentive and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut, New Jersey and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-     The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

- Those factors included in the discussion under the caption "Cautionary Statement Regarding Forward-Looking Statements" in Part I, Item 1, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Part I, Item 2, of the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002.